Exhibit 3.50(a)
File Number: 200629811605 00772914 Date Filed: 10/24/2006 Robin Carnahan Secretary of State State of Missouri Robin Carnahan, Secretary of State Corporations Division P.O. Box 778 / 600 W. Main Street, Rm 322 Jefferson City, MO 65102 Articles of Incorporation Article One The name of the corporation is USP Des Peres, Inc. Article Two The registered agent's name: C T Corporation System The address, including street and number for the registered agent's office in the state of Missouri: (P.O. Box may only be used in addition to a Physical street address) 120 South Central Avenue Clayton MO 63105 Street address City State/Zip Article Three (Must complete 1 or 2) 1. If the aggregate number of shares in which the corporation shall have authority to issue DOES NOT exceed 30,000 shares or the par valued DOES NOT exceed $30,000 please check this box: OR 2. If the aggregate number of shares in which the corporation shall have authority to issue exceeds 30,000 shares or the par value exceeds $30,000 dollars please indicate the number of shares of each class and the par value of each share. Also, indicate a statement of the preferences, qualifications, limitations, restrictions and the special or relative rights including convertible right, is any, in respect of the shares of each class: Article Four The name and physical business or residence address of each incorporator: Name Address City/State/Zip Alex Jenkins 15305 Dallas Parkway, Suite 1600 Addison, TX 75001 Name and address to return filed document: Name: State of Missouri Address: Creation - General Business - Domestic 2 Page(s) City, State, and Zip Code: T0629703560

Article Five The number of years the corporation is to continue or perpetual: (Please complete one) Perpetual (check box) OR State number of years Article Six The corporation is formed for the following lawful purpose(s): Healthcare management Article Seven The number of directors to constitute the board of directors: one (optional) In Affirmation thereof, the facts stated above are true and correct: (The undersigned understands that false statements made in this filling are subject to the penalties provided under Section 575.040, RSMo) Alex Jenkins 10/23/2006 Signature Printed Name Signature Printed Name Signature Printed Name Signature Printed Name MO001 - 02/25/2005 C T System Online Corp. 41 (01/05)